Exhibit (4)(bb)
MERRILL LYNCH LIFE INSURANCE COMPANY
GUARANTEED MINIMUM WITHDRAWAL BENEFIT (“GMWB”) RIDER
This Rider is part of the Contract to which it is attached (the “Base Contract”) and is subject to all the terms and conditions of the Base Contract. The provisions of this Rider control over any contrary provisions of the Base Contract.
This Rider is available only if, on the GMWB Effective Date, the Owner (and Co-Owner, if any) is not younger than the Minimum Age for GMWB Rider and is not older than the Maximum Age for GMWB Rider. The GMWB Effective Date and the Minimum Age and Maximum Age for the GMWB Rider are shown on the GMWB Rider page of the Contract Schedule (“GMWB Rider Schedule”).
If the Owner is a non-natural person, all references to Owner shall mean Annuitant. As described on the GMWB Rider Schedule, restrictions may apply to Owners and Annuitants.
RIGHT TO CANCEL RIDER: As described on the GMWB Rider Schedule, You may cancel this Rider to be effective on any of the Allowable GMWB Cancellation Dates by notification acceptable to Us.
RIGHT TO ADD RIDER: As described on the GMWB Rider Schedule, if this Rider has been cancelled, You may re-elect it to be effective on any of the subsequent Allowable GMWB Addition Dates by notification acceptable to Us. Availability of this Rider and its provisions are subject to the terms and conditions in effect at the time of each subsequent Allowable GMWB Addition Date.
WAIVER OF CONTRACT PROVISIONS: As described on the GMWB Rider Schedule, certain Contract provisions will be waived while this Rider is in effect.
ALLOCATION GUIDELINES AND RESTRICTIONS: As described on the GMWB Rider Schedule, Allocation Guidelines and Restrictions will apply and We may periodically rebalance Your Account Value while this Rider is in effect.
GUARANTEED LIFETIME AMOUNT (GLA): This Rider guarantees that You may receive up to the GLA each year during Your lifetime (or, if there are Co-Owners, until the death of the second Owner).
Your GLA is determined by multiplying the applicable Lifetime Income Percentage by the GMWB Base. The Lifetime Income Percentage and GMWB Base and how each is determined are described on the GMWB Rider Schedule
Withdrawals which cause the cumulative amount withdrawn in any Contract Year to be greater than the GLA will reduce the GMWB Base, possibly to zero.
If the Account Value is reduced to zero as a result of either a withdrawal or the deduction of fees and/or charges and the resulting GMWB Base is greater than zero, then an Annuity Date will be established and GLA payments will be made each year as described under GMWB Settlement on the GMWB Rider Schedule.
Any Ownership change that does not result in termination of this Rider may result in a change to the Lifetime Income Percentage. Any change in the Lifetime Income Percentage or the GMWB Base will result in a corresponding change to Your GLA.

SPECIMEN

WAIVER OF SURRENDER CHARGE: As described on the GMWB Rider Schedule, any Surrender Charge that would otherwise apply to all or a portion of a withdrawal made while this Rider is in effect may be waived.
PREMIUM LIMITATION: As described on the GMWB Rider Schedule, We may limit or not accept additional Premiums while this Rider is in effect.
BENEFIT AVAILABLE ON MATURITY DATE: As described on the GMWB Rider Schedule, if the Maturity Date occurs while this Rider is in effect, We will make the GLA available each year through lifetime annuity payments as described on the GMWB Rider Schedule.
GMWB CHARGE: The current and maximum GMWB Charge Percentage, how the charge is determined, and when and how it is collected are described on the GMWB Rider Schedule. The current GMWB Charge may change but it will never exceed the maximum GMWB Charge.
TERMINATION: This Rider will terminate upon the earliest of:
(i)	a withdrawal that reduces the GMWB Base to zero; or

(ii)	a change of Owner resulting in termination as described under Change of Owner on the GMWB Rider Schedule; or

(iii)	cancellation of this Rider in accordance with the Right to Cancel Rider provision; or

(iv)	establishment of an Annuity Date when the Account Value has been reduced to zero and the GMWB Base is greater than zero as described under Guaranteed Lifetime Amount; or

(v)	application of all of the Annuity Value to an Annuity Option on the Annuity Date; or

(vi)	receipt of Due Proof of Death of the Owner (the first Owner to die if this Contract has Co-Owners) unless at that time this Rider is available under the Base Contract and an Eligible Spousal Beneficiary continues the Base Contract and qualifies for continuation of this Rider; or

(vii)	termination of the Base Contract.
All benefits and charges associated with this Rider will cease after the effective date of termination.

MERRILL LYNCH LIFE INSURANCE COMPANY

By:	Secretary

SPECIMEN

MERRILL LYNCH LIFE INSURANCE COMPANY
GUARANTEED MINIMUM WITHDRAWAL BENEFIT (“GMWB”) RIDER
This Rider is part of the Contract to which it is attached (the “Base Contract”) and is subject to all the terms and conditions of the Base Contract. The provisions of this Rider control over any contrary provisions of the Base Contract.
This Rider is available only if, on the GMWB Effective Date, the Owner is not younger than the Minimum Age for GMWB Rider and is not older than the Maximum Age for GMWB Rider. The GMWB Effective Date and the Minimum Age and Maximum Age for the GMWB Rider are shown on the GMWB Rider page of the Contract Schedule (“GMWB Rider Schedule”).
If the Owner is a non-natural person, all references to Owner shall mean Annuitant. As described on the GMWB Rider Schedule, restrictions may apply to Owners and Annuitants.
RIGHT TO CANCEL RIDER: As described on the GMWB Rider Schedule, You may cancel this Rider to be effective on any of the Allowable GMWB Cancellation Dates by notification acceptable to Us.
RIGHT TO ADD RIDER: As described on the GMWB Rider Schedule, if this Rider has been cancelled, You may re-elect it to be effective on any of the subsequent Allowable GMWB Addition Dates by notification acceptable to Us. Availability of this Rider and its provisions are subject to the terms and conditions in effect at the time of each subsequent Allowable GMWB Addition Date.
WAIVER OF CONTRACT PROVISIONS: As described on the GMWB Rider Schedule, certain Contract provisions will be waived while this Rider is in effect.
ALLOCATION GUIDELINES AND RESTRICTIONS: As described on the GMWB Rider Schedule, Allocation Guidelines and Restrictions will apply and We may periodically rebalance Your Account Value while this Rider is in effect.
GUARANTEED LIFETIME AMOUNT (GLA): This Rider guarantees that You may receive up to the GLA each year during Your lifetime.
Your GLA is determined by multiplying the applicable Lifetime Income Percentage by the GMWB Base. The Lifetime Income Percentage and GMWB Base and how each is determined are described on the GMWB Rider Schedule.
Withdrawals which cause the cumulative amount withdrawn in any Contract Year to be greater than the GLA will reduce the GMWB Base, possibly to zero.
If the Account Value is reduced to zero as a result of either a withdrawal or the deduction of fees and/or charges and the resulting GMWB Base is greater than zero, then an Annuity Date will be established and GLA payments will be made each year as described under GMWB Settlement on the GMWB Rider Schedule.
Any Ownership change that does not result in termination of this Rider may result in a change to the Lifetime Income Percentage. Any change in the Lifetime Income Percentage or the GMWB Base will result in a corresponding change to Your GLA.

SPECIMEN

WAIVER OF SURRENDER CHARGE: As described on the GMWB Rider Schedule, any Surrender Charge that would otherwise apply to all or a portion of a withdrawal made while this Rider is in effect may be waived.
PREMIUM LIMITATION: As described on the GMWB Rider Schedule, We may limit or not accept additional Premiums while this Rider is in effect.
BENEFIT AVAILABLE ON MATURITY DATE: As described on the GMWB Rider Schedule, if the Maturity Date occurs while this Rider is in effect, We will make the GLA available each year through lifetime annuity payments as described on the GMWB Rider Schedule.
GMWB CHARGE: The current and maximum GMWB Charge Percentage, how the charge is determined, and when and how it is collected are described on the GMWB Rider Schedule. The current GMWB Charge may change but it will never exceed the maximum GMWB Charge.
TERMINATION: This Rider will terminate upon the earliest of:
(i)	a withdrawal that reduces the GMWB Base to zero; or

(ii)	a change of Owner resulting in termination as described under Change of Owner on the GMWB Rider Schedule; or

(iii)	cancellation of this Rider in accordance with the Right to Cancel Rider provision; or

(iv)	establishment of an Annuity Date when the Account Value has been reduced to zero and the GMWB Base is greater than zero as described under Guaranteed Lifetime Amount; or

(v)	application of all of the Annuity Value to an Annuity Option on the Annuity Date; or

(vi)	receipt of Due Proof of Death of the Owner unless at that time this Rider is available and an Eligible Spousal Beneficiary continues the Base Contract and qualifies for continuation of this Rider; or

(vii)	termination of the Base Contract.
All benefits and charges associated with this Rider will cease after the effective date of termination.

MERRILL LYNCH LIFE INSURANCE COMPANY

By:
Secretary

SPECIMEN